                                                                     EXHIBIT 2.2

                              ARTICLES OF MERGER
                          TECHNOLOGY SELECTION, INC.

These Articles of Merger for TECHNOLOGY SELECTION, INC. are hereby respectively submitted for filing by the Nevada Secretary of State as required under Sections
78.458 and 78.461 of the State of Nevada Domestic and Foreign Corporation Laws.

                                  WITNESSETH

WHEREAS, a Merger Agreement was entered into on May 21, 1996 by the following:
      Constituent Corporation:  PETROLEUM CORPORATION OF AMERICA, a Utah
          Corporation
     Surviving Corporation:  TECHNOLOGY SELECTION, INC., a Nevada Corporation
          (Wholly owned Subsidiary of PETROLEUM CORPORATION OF AMERICA). and,

WHEREAS, the Merger Agreement was adopted by the Board of Directors of PETROLEUM CORPORATION OF AMERICA, Utah Corporation and TECHNOLOGY SELECTION, INC., Nevada Corporation, on May 21, 1996. The address of both Corporations is the same: 68 So. Main Street, Suite #607, Salt Lake City, Utah, 84101.

WHEREAS, approval of the Merger Agreement was required by both the Shareholders of PETROLEUM CORPORATION OF AMERICA, and TECHNOLOGY SELECTION, INC.. Notice to the Shareholders was mailed on May 16, 1996, for meetings held on May 29, 1996 for both corporations.

             PETROLEUM CORPORATION OF AMERICA, a Utah Corporation
             ----------------------------------------------------
                       (Constituent)
                       -------------
             (A)   One class of Stock - Common Stock
                   Authorized 100,000 Shares @ ($0.001 par value) Issued and Outstanding - 23,971,330
                   Number of Shares represented at meeting - 22,115,780 Number of Shares voted for approval - 22,115,780 Number of Shares voted against - None
                   Shareholders unanimously approved Merger Agreement

             TECHNOLOGY SELECTION, INC. Nevada Corporation (Survivor)
             --------------------------------------------------------
             (B)   Two Classes of Stock.
                   Common Stock - Authorized 500,000,000 Shares ($0.001 par
                   ------------   value)
                   Issued and Outstanding - 1,000 Shares
                   Preferred Stock - Authorized 50,000,000 (no par value)
                   ---------------
                   Issued and Outstanding - None
                   Number of Shares represented at meeting - 1,000
                   Number of Shares voted for approval - 1,000
                   Number of Shares against - None
                   Shareholders unanimously approved Merger Agreement.

WHEREAS, the Boards of Directors of TECHNOLOGY SELECTION, INC. and PETROLEUM CORPORATION OF AMERICA have resolved that PETROLEUM CORPORATION OF AMERICA be merged under and pursuant to the laws of the States of Utah and Nevada into a single corporation existing under the laws of the State of Nevada, to wit:
TECHNOLOGY SELECTION, INC., which shall be the surviving corporation (the "Surviving Corporation") in a transaction qualifying as a reorganization within the meaning of Section 368(a) (1) (F) of the Internal Revenue Code of 1986, as amended, and qualifying as an exempt transaction in accordance with Rules 145(a)
(2) and 145 (a) (3) to the Securities Act of 1933, as amended.

NOW THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree in accordance with the laws of the States of Utah and Nevada, and that PETROLEUM CORPORATION OF AMERICA shall be, at the Effective Date (as hereinafter defined), merged (hereinafter called "Merger") into a single Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

    1.   Stockholders' Meetings:  Filings; Effects of Merger
         ---------------------------------------------------
         1.1.   PETROLEUM CORPORATION OF AMERICA Stockholders' Meeting.
                ------------------------------------------------------
PETROLEUM CORPORATION OF AMERICA called a meeting of its stockholders to held on May 29, 1996 in accordance with the laws of the State of Utah, upon due notice mailed on May 16, 1996 to its stockholders to consider and vote upon, among other matters, adoption of this Agreement to its stockholders to consider and vote upon, among other matters, adoption of this Agreement.

         1.2.  Action by PETROLEUM CORPORATION OF AMERICA as Sole Stockholder of
               -----------------------------------------------------------------
TECHNOLOGY SELECTION, INC..  On or before May 29, 1996, PETROLEUM CORPORATION OF
--------------------------
AMERICA, as the sole stockholder of TECHNOLOGY SELECTION, INC. adopted this Agreement in accordance with the laws of the State of Utah and Nevada.
         1.3.  Filing of Certificate of Merger:  Effective Date.  This Agreement
               ------------------------------------------------
was adopted by the stockholders of PETROLEUM CORPORATION OF AMERICA in accordance with the laws of the State of Utah, (b) this Agreement was adopted by PETROLEUM CORPORATION OF AMERICA as the sole stockholder of TECHNOLOGY SELECTION, INC. in accordance with the laws of the State of Utah and Nevada, and
(c) this Agreement is not thereafter, and has not theretofore been, terminated or abandonded as permitted by the provisions hereof, then the Merger Agreement shall be filed and recorded in accordance with the laws of the State of Nevada and the State of Utah. Such filings, if practicable, shall be made on the same day. The Merger shall become effective at 9:00 A.M. on the calendar day following the day of such filing in Nevada, which date and time are herein referred to as the "Effective Date."
         1.4   Certain Effects of Merger.  On the Effective Date, the separate
               -------------------------
existence of PETROLEUM CORPORATION OF AMERICA shall cease, and PETROLEUM CORPORATION OF AMERICA shall be merged into

TECHNOLOGY SELECTION, INC. which, as the Surviving Corporation, shall possess all the rights, privileges, powers, and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of PETROLEUM CORPORATION OF AMERICA; and all and singular, the rights, privileges, powers, and franchises of PETROLEUM CORPORATION OF AMERICA and all property, real personal, and mixed, and all debts due to PETROLEUM CORPORATION OF AMERICA on whatever account, as well as for stock subscriptions and all other things in action or belonging to PETROLEUM CORPORATION OF AMERICA, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of PETROLEUM CORPORATION OF AMERICA, and the title to any real estate vested by deed or otherwise, under the laws of Utah or Nevada or any other jurisdictions, in PETROLEUM CORPORATION OF AMERICA shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of PETROLEUM CORPORATION OF AMERICA shall be preserved unimpaired, and all debts, liabilities, and duties of PETROLEUM CORPORATION OF AMERICA shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it. At any time, or from time to time, after the Effective Date, the last acting officers of PETROLEUM CORPORATION OF AMERICA or the corresponding officers of the Surviving Corporation, may in the name of PETROLEUM CORPORATION OF AMERICA, execute and deliver all such property deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all PETROLEUM CORPORATION OF AMERICA's property, right, privileges, powers, franchises, immunities, and interests and otherwise to carry out the purposes of this Agreement.

     2.   Name of Surviving Corporation; Certificate of Incorporation; By-Laws
          --------------------------------------------------------------------

          2.1  Name of Surviving Corporation.  The name of TECHNOLOGY SELECTION,
               -----------------------------
INC. shall be the Surviving Corporation, from and after the Effective Date.
          2.2  Certificate of Incorporation. The Certificate of Incorporation
               ----------------------------
of TECHNOLOGY SELECTION, INC. as in effect on the date hereof shall from and after the Effective Date be, and continue to be, the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law.
          2.3 By-Laws. The By-Laws of TECHNOLOGY SELECTION, INC. immediately
              -------
before the Effective Date, shall from and after the Effective Date be, and continue to be, the By-Laws of the Surviving Corporation until amended as provided therein.

      3.  Status and Conversion of Securities
          -----------------------------------
          The manner and basis of converting the shares of the capital stock of PETROLEUM CORPORATION OF AMERICA and the nature and amount of securities of TECHNOLOGY SELECTION, INC. which the holders of shares of PETROLEUM CORPORATION OF AMERICA Common Stock are to receive in exchange for such shares are as follows:
          3.1. PETROLEUM CORPORATION OF AMERICA Common Stock. Every one (1)
               ---------------------------------------------
share of PETROLEUM CORPORATION OF AMERICA Common Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into one (1) fully paid share of TECHNOLOGY SELECTION, INC. Common Stock, and outstanding certificates representing shares of PETROLEUM CORPORATION OF AMERICA Common Stock shall thereafter represent shares of TECHNOLOGY SELECTION, INC. Common Stock. Such certificates may, but need not be, exchanged by the holders thereof after the merger become effective for new certificates for the appropriate number of shares bearing the name of the Surviving Corporation. The exchange of TECHNOLOGY SELECTION, INC. Common Stock for PETROLEUM CORPORATION OF AMERICA Common Stock shall be effectuated pursuant to Rules 145(a)(2) and 145(a)(3) to the Securities Act of 1933, as amended.
          3.2. TECHNOLOGY SELECTION, INC. Common Stock Held by PETROLEUM
               ---------------------------------------------------------
CORPORATION OF AMERICA.  All issued and outstanding shares of TECHNOLOGY
----------------------
SELECTION, INC. Common Stock held by PETROLEUM CORPORATION OF AMERICA immediately before the Effective Date shall, by virtue of the Merger and at the Effective Date, cease to exist and certificates representing such shares shall be canceled and voided.
          3.3. Directors and Officers Elected for TECHNOLOGY SELECTION, INC. The
               -------------------------------------------------------------
Directors and Officers for the Surviving Corporation, TECHNOLOGY SELECTION, INC. are as follows:
          Richard V. Secord       Director/Chairman of the Board, CEO
          David B. Johnston       Director/President, COO
          Li Wei Jing             Director/Secretary-Treasurer
          Wang Hong Jun           Director
          Zhou Ru Bai             Director
     4.   Miscellaneous.
          -------------
          4.1. This Merger Agreement may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Merger Agreement by the shareholders of PETROLEUM CORPORATION OF AMERICA, if the Board of Directors of PETROLEUM CORPORATION OF AMERICA or of the Surviving Corporation duly adopt a resolution abandoning this Merger Agreement.
          4.2. For the convenience of the parties hereto and to facilitate the filing of this Merger Agreement, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

                DAVID B. JOHNSTON - DIRECTOR/PRESIDENT & C.O.O.
                -----------------------------------------------
Mr. Johnston has been a Director of Thermal Medical Imaging, Inc. since December, 1995. He is a financial services professional by training, with extensive experience in medical and computer venture financing. From 1987 to the present, he founded Computerized Thermal Imaging, Inc., the original developer of the Company's current technology. From 1984 to 1989, Mr. Johnston was President of Funding Selection, Inc., an Oregon investment banking and mergers and acquisitions firm. From 1983 to 1986, he was Chairman of Grace Capital Ltd. in Oregon, a specialized medical and computer technology private placement firm. Mr. Johnston received a B.S. degree in Business Administration from Brigham Young University and a graduate degree in banking and corporate finance from the University of Southern California.

                    WANG HONG JUN - DIRECTOR/VICE CHAIRMAN
                    --------------------------------------

General Manager of China Ywan Wang (Group) Corporation involved in Mainland China. He is a businessman involved in Mainland China Satellite Communications, Computer Manufacturing, Compact Disc Company, Thermal Sensor Factory, Telecommunications Company and Construction Companies and various other businesses.

                  LI WEI JING - DIRECTOR/SECRETARY-TREASURER
                  ------------------------------------------

A businessman involved in Mainland China Satellite Communications, Computer Manufacturing, Compact Disc Company, Thermal Sensor Factory, Telecommunications Company and Construction Companies and various other businesses. He has a Masters Degree in Computer Sciences and is an international businessman.

                            ZHOU RU BAI - DIRECTOR
                            ----------------------

A businessman involved in Mainland China Satellite Communications, Computer Manufacturing, Compact Disc Company, Thermal Sensor Factory, Telecommunications Company and Construction Companies and various other businesses.

            PRINCIPAL REASONS FOR CHANGING THE CORPORATIONS DOMICILE
            -------------------------------------------------------
                              FROM UTAH TO NEVADA
                              -------------------

The State of Nevada does not provide for any state corporate income taxation. Accordingly, from the date of reincorporation in the State of Nevada, the Company will be able to reduce or eliminate corporate income taxes, which otherwise may be assessed against the Company under the applicable statutes in the State of Utah.

Moreover, for many years Nevada has followed a policy of encouraging incorporation in that state, or and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are periodically updated and revised to meet changing business needs. As a result, many corporations are now incorporated in Nevada.

IN WITNESS WHEREOF, these Articles of Merger have been executed by PETROLEUM CORPORATION OF AMERICA and TECHNOLOGY SELECTION, INC.

ATTEST:                             PETROLEUM CORPORATION OF AMERICA



/s/ [illegible]                     By: /s/ George Smith
----------------------                  ---------------------------------
Secretary                               President

(SEAL)

ATTEST:                             TECHNOLOGY SELECTION, INC.



/s/ [illegible]                     By: /s/ George Smith
----------------------                  ---------------------------------
Secretary                               President

STATE OF   Utah           )
        ------------------)
COUNTY OF   Salt Lake     )  ss.
         -----------------)


        On      6/7/96           , before me, the undersigned,
          -----------------------
a Notary Public in and for said State, personally appeared  George Smith   ,
                                                           ----------------
personally known to me (or proved to me on the basis of satisfactory evidence)
to be the     President      of the corporation that executed the within
         --------------------
instrument, PETROLEUM CORPORATION OF AMERICA and also known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

        WITNESS my hand and official seal.

                                         /s/ R. Brooke Williamsen
                                         ----------------------------
        (SEAL)                           Notary Public
                                         State of
                                                 --------------------

                                         My commission expires:
                                                                --------------


STATE OF   Utah           )
        ------------------)
COUNTY OF   Salt Lake     )  ss.
         -----------------)


        On      6/7/96           , before me, the undersigned,
          -----------------------
a Notary Public in and for said State, personally appeared  George Smith   ,
                                                           ----------------
personally known to me (or proved to me on the basis of satisfactory evidence)
to be the     President      of the corporation that executed the within
         --------------------
instrument, PETROLEUM CORPORATION OF AMERICA and also known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

        WITNESS my hand and official seal.

                                         /s/ R. Brooke Williamsen
                                         ----------------------------
                                         Notary Public
        (SEAL)                           State of
                                                 --------------------

                                         My commission expires:
                                                                --------------

                      [STATE OF NEVADA SEAL APPEARS HERE]

I hereby certify that this is a true and complete copy of the document as filed in this office.

June 19 '96

/s/ Dean Heller
DEAN HELLER
Secretary of State

By: [illegible]
   ----------------